UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2011
Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 476-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the 2011 Annual Meeting of Stockholders of Impax Laboratories, Inc. (the “Company”) held on May 10, 2011, the Company’s stockholders (i) elected Leslie Z. Benet, Ph.D., Robert L. Burr, Allen Chao, Ph.D., Nigel Ten Fleming, Ph.D., Larry Hsu, Ph.D., Michael Markbreiter and Peter R. Terreri to the board of directors of the Company, each for a term of one year and until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal; (ii) approved, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the proxy statement for the 2011 Annual Meeting, commonly known as a “say-on-pay vote”; and (iii) voted, on an advisory basis, for the option of once every year as the preferred frequency for future say-on-pay votes.
The results of the stockholder vote for each proposal were as follows:
(1)	Election of directors:

Nominee	Votes For	Withheld Authority	Broker Non-Votes
Leslie Z. Benet, Ph.D.	48,304,329	515,482	—
Robert L. Burr	46,618,741	2,201,070	—
Allen Chao, Ph.D.	46,615,999	2,203,812	—
Nigel Ten Fleming, Ph.D.	47,313,729	1,506,082	—
Larry Hsu, Ph.D.	47,601,418	1,218,393	—
Michael Markbreiter	46,608,549	2,211,262	—
Peter R. Terreri	43,263,072	5,556,739	—
(2)	Say-on-pay vote:

Votes For	47,565,605
Votes Against	1,183,312
Abstentions	70,894
Broker Non-Votes	—
(3)	Frequency of future say-on-pay votes:

Every 1 Year	42,569,304
Every 2 Years	1,872,882
Every 3 Years	4,319,385
Abstentions	58,240
Broker Non-Votes	—
Based upon the results set forth in item (3) above, the Board of Directors of the Company has determined that future say-on-pay votes will be submitted to the stockholders of the Company on an annual basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2011	IMPAX LABORATORIES, INC.
	By:	/s/ Arthur A. Koch, Jr.
		Name:	Arthur A. Koch, Jr.
		Title:	Executive Vice President, Finance, and Chief Financial Officer

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